UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2016

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2016, in connection with their re-election to the Board of Directors (the “Board”) of Intercontinental Exchange, Inc. (the “Company”) and their participation in the Company’s compensation plan[s], each non-employee director of the Company entered into an Agreement Relating to Noncompetition and Other Covenants (the “Agreement”) with the Company (other than Lord Hague of Richmond, who previously entered into the Agreement on September 9, 2015, in connection with his appointment to the Company’s Board). The directors who entered into this Agreement are Charles Crisp, Jean-Marc Forneri, Fred W. Hatfield, Frederic Salerno, Judith Sprieser and Vincent Tese.

The Agreement provides for a non-compete and non-solicit period during the director’s tenure and for a period of six (6) months following the director’s resignation or earlier removal (the “Restricted Period”). During the Restricted Period, the director is precluded from engaging in “restricted activities”, which include providing services in a sales, marketing, business development, consulting, advisory, fiduciary, managerial or supervisor capacity for (i) an exchange, clearing house or commodities or equities trading platform other than the Company, (ii) an over-the-counter brokerage business related to the trading of commodities, future contracts or financial derivatives or (iii) an entity that the Board discussed acquiring within the last six (6) months. In addition, during the Restricted Period, the director is precluded from soliciting customers, employees and consultants of the Company.

The Agreement also includes provisions precluding the director from (i) accepting any conflicting arrangement or (ii) disclosing confidential information belonging to the Company or its affiliates.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders of the Company was held on May 13, 2016. At the close of business on March 15, 2016, which was the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 119,034,250 outstanding shares of common stock eligible to vote at the Annual Meeting, constituting all of the outstanding voting securities of the Company.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting are as follows:

1. Election of Directors: Our stockholders elected the following eight directors to each serve a one-year term expiring on the date of the 2017 Annual Meeting of Stockholders or until his or her earlier resignation or successor has been duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Charles R. Crisp	96,908,215	1,333,433	282,707	6,786,028
Jean-Marc Forneri	96,526,559	1,710,211	287,585	6,786,028
Lord Hague of Richmond	97,862,034	374,617	287,704	6,786,028
Fred W. Hatfield	97,402,099	835,361	286,895	6,786,028
Frederic V. Salerno	83,915,899	14,306,958	301,498	6,786,028
Jeffrey C. Sprecher	96,310,052	1,512,591	701,712	6,786,028
Judith A. Sprieser	96,745,790	1,492,270	286,295	6,786,028
Vincent Tese	92,753,992	5,473,925	296,438	6,786,028

2. Advisory Resolution on Executive Compensation: Our stockholders approved the proposal on executive compensation. As previously disclosed, our Board has determined to hold advisory votes on executive compensation annually.

For	Against	Abstain	Broker Non-Votes
95,857,922	2,146,533	519,900	6,786,028

3. Ratification of Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain
104,162,536	860,512	287,335

4. Advisory Vote on Stockholder Proposal Regarding the Preparation of a Sustainability Report: Our stockholders did not approve the stockholder proposal regarding the preparation of a sustainability report. Our Board recommended voting against the stockholder proposal.

For	Against	Abstain	Broker Non-Votes
26,133,553	63,759,428	8,631,374	6,786,028

Item 8.01	Other Events.

Effective as of May 13, 2016, the Board also approved changes to the membership of its committees, which are now composed as follows:

Audit Committee: Judith Sprieser (Chairperson), Charles Crisp and Vincent Tese

Nominating and Corporate Governance Committee: Fred Salerno (Chairperson), Jean-Marc Forneri, Fred Hatfield, Judith Sprieser and Vincent Tese

Compensation Committee: Vincent Tese (Chairperson), Charles Crisp and Lord Hague of Richmond

Risk Committee: Fred Hatfield (Chairperson), Jean-Marc Forneri and Lord Hague of Richmond

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Agreement Relating to Noncompetition and Other Covenants signed by each of the non-employee directors and by Intercontinental Exchange, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: May 17, 2016	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel